Exhibit 99.1
IMAGE ENTERTAINMENT TO SELL
UP TO $30 MILLION OF SERIES B AND SERIES C PREFERRED STOCK
Initial Closing to Occur On or Before January 8, 2010
CHATSWORTH, Calif., December 21, 2009 — Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee and distributor of entertainment programming in North America, announced today that its board of directors had approved the sale of up to $30 million of newly authorized Series B Cumulative Preferred Stock (“Series B Preferred Stock”) and Series C Junior Participating Preferred Stock (“Series C Preferred Stock”) to certain affiliates of JH Partners, LLC (the “Investors”).
Pursuant to the terms of a securities purchase agreement dated December 21, 2009, the Company will sell 22,000 shares of Series B Preferred Stock and 196,702 shares of Series C Preferred Stock for an aggregate purchase price of $22.0 million and use the net proceeds for the repayment of outstanding indebtedness, other outstanding liabilities and general working capital. The issuance of the shares is scheduled to occur on or before January 8, 2010 (the “Initial Closing Date”). The transaction is not subject to a financing condition.
The securities purchase agreement also grants the Investors the right to purchase up to an additional 8,000 shares of Series B Preferred Stock and 71,528 shares of Series C Preferred Stock, for an aggregate purchase price of $8.0 million, in two tranches, each consisting of 4,000 shares of Series B Preferred Stock and 35,764 shares of Series C Preferred Stock. The Investors may exercise the first tranche in whole or in part and in one or more closings within 120 days of the Initial Closing Date. The second tranche may be similarly exercised within 360 days of the Initial Closing Date. The net proceeds from the sale of any additional shares may only be used by the Company to (i) acquire rights to additional audio and video entertainment programming, (ii) repay any over-advance under the Company’s senior loan and security agreement, as amended (the “Loan Agreement”), or (iii) repay accounts payable incurred by the Company in the ordinary course of business.
As conditions to the initial closing, among other things, (i) the Company must pay to the Investors a $1.0 million transaction fee and reimburse the Investors for their out-of-pocket fees and expenses in an amount up to $1.0 million, (ii) all but one of the current members of the Company’s board of directors shall have resigned and (iii) the board of directors shall have appointed four individuals designated by the Investors to the board of directors. The Investors have agreed to provide to the lenders under the Loan Agreement credit support in an amount up to $5.0 million to induce the lenders to increase availability under the line of credit contemplated by the Loan Agreement until a new facility can be documented and funded.

The securities purchase agreement may be terminated under certain circumstances, including by mutual agreement of the parties, by either the Company or the Investors if the transaction does not close by January 8, 2010 or by the Investors on or before the close of business on December 24, 2009 if the Company and the Investors have not achieved by such date a reduction in obligations to the Company’s creditors that is satisfactory to the Investors in their sole discretion.
Under certain circumstances related to termination of the securities purchase agreement due to certain actions taken with respect to other acquisition proposals received after the date of the securities purchase agreement, the Company would be obligated to pay a termination fee of $1.0 million and to reimburse the fees and expenses of the Investors in an amount up to $1.0 million.
The Series B Preferred Stock is not convertible into shares of common stock, is not entitled to voting rights other than those rights required by law and limited voting rights with respect to matters affecting the rights and privileges of the Series B Preferred Stock, is not redeemable by the Company or the Investors and bears a cumulative compounding dividend equal to 12% per annum of the liquidation preference of $1,000 per share (subject to adjustment). Accrued but unpaid dividends will be added to the liquidation preference. The Series C Preferred Stock does not bear a dividend, but each share is entitled to 1,000 times the aggregate per share amount of all cash and non-cash dividends and other distributions paid on a share of common stock. The Series C Preferred Stock votes with the common stock, is convertible into shares of common stock at a ratio of 1,000 shares of common stock for each share of Series C Preferred Stock and entitles the holder to 1,000 votes for each share held on all matters submitted to a vote of stockholders. The Series C Preferred Stock will automatically convert into shares of the Company’s common stock when there are sufficient authorized but unissued shares of common stock to effect the conversion. The issuance of the initial 196,702 shares of Series C Preferred Stock will result in the holders of those shares holding 90% of the voting power of the Company’s outstanding capital stock. If the Company issues all of the additional 71,528 shares of Series C Preferred Stock, the holders of Series C Preferred Stock will hold approximately 92.5% of the voting power of the Company’s outstanding capital stock. The Company will not call a stockholders meeting to approve the issuance of the Series B or Series C Preferred Stock.
Jeff Framer, President of the Company said “We are excited about the opportunities for the Company this new investment brings. The Company has struggled in recent periods because of a lack of resources. The Company’s new investors bring a wealth of entertainment industry experience coupled with access to sufficient capital to allow the Company to continue growing.”
About Image Entertainment
Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,000 video programs and over 300 audio titles containing more than 5,100 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the execution of the securities purchase agreement and the consummation of the transactions contemplated by the securities purchase agreement. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, but are not limited to, (a) the Company’s ability to continue as a going concern, (b) the Company’s ability to service its principal and interest obligations on its outstanding debt or otherwise renegotiate or refinance such outstanding debt, including curing the existing defaults on such outstanding debt, which renegotiation may not be successful and refinancing may not be available on acceptable terms, if at all, which may trigger defaults under its other debt agreements, create liquidity issues, potentially force the Company to file for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code and prevent the Company from continuing as a going concern, (c) the Company’s limited funds and the Company’s inability to raise additional funds on acceptable terms or at all, (d) the Company’s ability to borrow against the Company’s revolving line of credit, (e) the Company’s ability to secure media content on acceptable terms, (f) the Company’s DVD manufacturer continuing to manufacture and fulfill orders to Company customers while the Company is past due on its payables to such manufacturer, (g) the Company’s decision to appeal the delisting determination, the ability of the Company to successfully appeal the delisting determination issued by the Staff of The Nasdaq Stock Market on December 15, 2009 and the ability of the Company’s common stock to continue trading on The Nasdaq Stock Market, (h) the performance of business partners upon whom the Company depends upon, (i) changes in the retail DVD and digital media and entertainment industries, (j) changing public and consumer taste and changes in customer spending patterns, (k) decreasing retail shelf space for the Company’s industry, (l) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock, (m) changes in the Company’s business plan, (n) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (o) changes in general economic conditions, including the performance of financial markets and interest rates, (p) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (q) claims that the Company infringed other parties’ intellectual property, (r) changes in accounting standards, practices or policies, and (s) adverse results or other consequences from litigation, arbitration or regulatory investigations.

In addition, the Company may not be able to complete the proposed transaction on the proposed terms or other acceptable terms, or at all, due to a number of factors, including: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement; (b) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the securities purchase agreement; (c) the inability to complete the transaction due to the failure to obtain the necessary approvals or otherwise satisfy the applicable closing conditions; (d) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (e) the amount of the costs, fees, expenses and charges related to the transaction.
For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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Contact:	Steve Honig
The Honig Company, Inc.
818-986-4300
press@honigcompany.com